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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               -----------------

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported):    October 19, 2001
                                                            ----------------

                                NET2PHONE, INC.
                                ---------------
             (Exact name of registrant as specified in its charter)

                                   000-26763
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                            (Commission File Number)

              Delaware                                22-3559037
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      (State or other jurisdiction of     (I.R.S. Employer Identification No.)
       incorporation or organization)

                                520 Broad Street
                            Newark, New Jersey 07102
                            ------------------------
            (Address of principal executive offices, with zip code)

                                 (973) 412-2800
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              (Registrant's telephone number, including area code)


                          ----------------------------
                        (Former name or former address,
                         if changed since last report)

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Item 1. Change in Control of Registrant.

         NTOP Holdings, L.L.C, a Delaware limited liability company (LLC) through a series of transactions among AT&T Corp., IDT Corporation, and Liberty Media Corporation, and their respective subsidiaries, holds an aggregate of 28,896,750 million shares of our Class A common stock, as of October 19, 2001, representing 50 percent of our outstanding capital stock. Since the LLC holds Class A common stock with two votes per share, the LLC has 64 percent of the shareholder voting power in Net2Phone.

         IDT and AT&T contributed their shares of Net2Phone Class A common stock, par value $.01 (approximately 10 million and 18.9 million respectively) to the newly formed LLC. Liberty then acquired a substantial portion of the LLC's units from AT&T, while IDT increased its stake in the LLC and AT&T retained a significant interest.. IDT will be the managing member of the LLC and controls the right to vote the shares of Class A common stock held by the LLC in most matters.


Item 5.  Other Events.

         Our Board of Directors was increased to thirteen (13) directors as of October 23, 2001. Howard S. Jonas, Chairman of IDT Corporation, filled the 13th seat on the Board of Directors. Additionally, Stephen R. Brown, Chief Financial Officer of IDT, was also named to the Board. John Petrillo, Executive Vice President of AT&T resigned from the Board, and was replaced by Jesse P. King, Chief Operating Officer of the Daniels Fund, while Howard Balter who also resigned from the Board, was replaced by Joyce J. Mason, General Counsel of IDT.

         Howard Balter also resigned as our Chief Executive Officer as of October 23, 2001. Howard Jonas was appointed our acting CEO upon Mr. Balter's resignation, with the anticipation that Mr. Jonas would become Net2Phone's Chairman of the Board upon the resignation of Clifford Sobel, who had been nominated to become the United States Ambassador to the Netherlands by President George W. Bush on July 3, 2001. Stephen Greenberg, our President would then become CEO of Net2Phone.

         On October 30, 2001, Mr. Clifford M. Sobel's nomination as the Ambassador Extraordinary and Plenipotentiary of the United States of America to the Kingdom of the Netherlands was confirmed by the United States Senate. Mr. Sobel will be formally sworn in shortly.

         Accordingly, on October 31, 2001, Mr. Sobel resigned as our Chairman of the Board and the Board of Directors elected Howard Jonas to the position of Chairman and Stephen Greenberg to the position of Chief Executive Officer.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

         Date: November 2, 2001
                                              NET2PHONE, INC.


                                               /s/ Ilan S. Slasky
                                              ----------------------------------
                                              By:  Ilan Slasky
                                              Its: Chief Financial Officer